Exhibit 10.12(d)

Form of Director Option Agreement

IMMUNOGEN, INC.

NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

The following supplements the Grant Detail (the “Grant Detail”) to which these Non-Qualified Stock Option Terms and Conditions apply, and together with the Grant Detail, constitutes the “Option Agreement” referenced in the Grant Detail.

This Option Agreement is entered into and made effective as of the grant date referenced in the Grant Detail (the “Date of Grant”) and is between ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and the non-employee director of the Company (the “Non-Employee Director”) referenced in the Grant Detail. Certain capitalized terms, to the extent not defined where they first appear in this Option Agreement, are defined in the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan (as amended from time to time, the “Plan”).

1.	GRANT OF OPTION.

Pursuant to the provisions of the Plan and the Company’s Compensation Policy for Non-Employee Directors (as in effect from time to time), the Company has granted to the Non-Employee Director the right and option (the “Option”) to purchase up to the number of shares of the Company’s common stock, $.01 par value per share (the “Shares”), referenced in the Grant Detail, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Non-Employee Director acknowledges receipt of a copy of the Plan.

The Option evidenced by the Option Agreement is a non-statutory option (that is, an option that is not intended to qualify as an ISO) and is granted to the Non-Employee Director in connection with the Non-Employee Director’s service with the Company.

2.	EXERCISE PRICE.

The per share exercise price of the Shares covered by the Option shall be as referenced as “Grant Price” in the Grant Detail (the “Exercise Price”), subject to adjustment, as provided in Paragraph 25 the Plan in respect of transactions occurring after the date hereof. Payment shall be made in accordance with Paragraph 10 of the Plan.

3.	VESTING OF OPTION.

The term “vest” as used herein with respect to the Option or any portion thereof means to become exercisable and the term “vested” with respect to the Option (or any portion thereof) means that the Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Option will vest [on a quarterly basis over one (1) year as to twenty-five percent (25%) of the Shares per quarter on each of September 1, December 1, March 1 and June 1 following the Date of Grant, beginning with the first such date to occur following the Date of Grant, with the number of Shares that vests on any such date being rounded down to the nearest whole Share, except for the fourth vesting date when one hundred percent (100%) of the Shares shall be vested, provided in each case that the Non-Employee Director is then, and since the Date of Grant has continuously been, a member of the Board of Directors]1 [on a quarterly basis over three (3) years as to eight and one-third percent (8-1/3%) of the Shares per quarter on each of September 1, December 1, March 1 and June 1 following the Date of Grant, beginning with the first such date to occur following the Date of Grant, with the number of Shares that vests on any such date being rounded down to the nearest whole Share, except for the twelfth vesting date when one hundred percent (100%) of the Shares shall be vested, provided in each case that the Non-Employee Director is then, and since the Date of Grant has continuously been, a member of the Board of Directors]2.

Notwithstanding the foregoing, in the event of a Change of Control, all of the Shares which are not then vested under this Option shall become fully vested and immediately exercisable immediately prior to the Change of Control, provided that the Non-Employee Director is then, and since the Date of Grant has continuously been, a member of the Board of Directors.

4.	CESSATION OF SERVICE.

If the Non-Employee Director ceases to be a member of the Board of Directors (for any reason other than a termination of the Non-Employee Director’s service for Cause), except as expressly provided below, any portion of the Option that has not vested as of such cessation of service shall be immediately forfeited to the Company for no consideration, and any vested portion of the Option that is then outstanding will remain exercisable for the eighteen (18)-month period after the date the Non-Employee Director ceases to be a member of the Board of Directors, or until the Final Exercise Date (as defined below), whichever is earlier, and, to the extent the Option is not then exercised, it may not be exercised thereafter.

In the event of the cessation of the Non-Employee Director’s service as a member of the Board of Directors due to the death or Disability of the Non-Employee Director, upon such cessation of service, the Option to the extent then unvested shall vest as to a pro rata portion through the date of death or the date of Disability, as applicable, of any additional vesting rights that would have accrued on the next vesting date had the Non-Employee Director’s service as a member of the Board of Directors not ceased due to the death or Disability of the Non-Employee Director. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of death or the date of Disability, as applicable.

In the event the Non-Employee Director’s service is terminated by the Company or an Affiliate for Cause, the Non-Employee Director’s right to exercise any unexercised portion of this Option (whether vested or unvested) shall cease immediately as of the time the Non-Employee Director is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Non-Employee Director’s termination of service, but prior to the exercise of the Option, the Board of Directors determines that, either prior or subsequent to the Non-Employee Director’s termination of service, the Non-Employee Director engaged in conduct which would constitute Cause, then

1 Note to Draft: To be included for annual grants.

2 Note to Draft: To be included for initial grants.

the Non-Employee Director shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

5.	EXERCISE OF OPTION.

No portion of the Option may be exercised until such portion vests. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by notice to the Company or its designee stating the number of Shares with respect to which the Option is being exercised, and shall be delivered in such form as may be designated from time to time by the Company. Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 10 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Non-Employee Director and if the Non-Employee Director shall so request in the notice exercising the Option, shall be registered in the name of the Non-Employee Director and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than the Non-Employee Director, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. The latest date on which the Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Option or any remaining portion thereof will thereupon immediately terminate.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution. However, the Non-Employee Director, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Non-Employee Director’s Immediate Family (including, without limitation, to a trust for the benefit of the Non-Employee Director’s Immediate Family or to a partnership or limited liability company for one or more members of the Non-Employee Director’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. Except as provided in the previous sentence, the Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director (or, in the event of legal incapacity or incompetency, by the Non-Employee Director’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void. The term “Immediate Family” shall mean the Non-Employee Director’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Non-Employee Director).

8.	NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE.

The Non-Employee Director shall have no rights as a shareholder with respect to Shares subject to this Option Agreement until registration of the Shares in the Company’s share register in the name of the Non-Employee Director. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.	TAXES.

The Non-Employee Director is responsible for satisfying and paying all taxes arising from or due in connection with the Option, its exercise or a disposition of any Shares acquired upon exercise of the Option. The Company will have no liability or obligation related to the foregoing.

11.	INCORPORATION OF PLAN.

Notwithstanding anything herein to the contrary, this Option Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Paragraphs 4 and 25 of the Plan. Capitalized terms in this Option Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. The Non-Employee Director acknowledges receipt of a copy of the Plan.

12.	FORFEITURE; RECOVERY OF COMPENSATION.

The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Option at any time if the Non-Employee Director is not in compliance with all applicable provisions of this Option Agreement and the Plan. By accepting, or being deemed to have accepted, the Option, the Non-Employee Director expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Option, under the Option, including the right to any Shares acquired under the Option or proceeds from the disposition thereof, are subject to Paragraph 34 of the Plan (including any successor provision). The Non-Employee Director further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes equity awards such as the Option. Nothing in the preceding sentence may be construed as limiting the general application of Section 11 of this Option Agreement.

13.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

Neither the grant of the Option, nor the issuance of Shares pursuant to the Option, will confer upon the Non-Employee Director any rights with respect to continuation of service as a director of the Company, any right to otherwise be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge the Non-Employee Director at any time, or affect any right of the Non-Employee Director to terminate his or her service at any time. The Non-Employee Director acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that the Non-Employee Director’s participation in the Plan is voluntary; and (iv) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.	NOTICES.

Any notices to the Company required or permitted by the terms of this Option Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

ImmunoGen, Inc.

Attn: Finance

830 Winter Street

Waltham, MA 02451

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.	GOVERNING LAW.

This Option Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

16.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Option Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.	ENTIRE AGREEMENT.

This Option Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Option Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Option Agreement, provided, however, in any event, this Option Agreement shall be subject to and governed by the Plan.

18.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Option Agreement may be modified or amended as provided in the Plan.

19.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Option Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Option Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.DATA PRIVACY.

By accepting the Option, the Non-Employee Director acknowledges that the processing of certain personal data by the Company and each Affiliate (and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services) is necessary for the performance of contractual duties to the Non-Employee Director under the Option Agreement in order to facilitate the grant of the Option and the issuance of Shares and the administration of the Plan. Any storage, transfer or processing of personal data shall be in accordance with applicable law and, where required, in accordance with any Company Privacy Notice made available to the Non-Employee Director.